Exhibit 10.61

PURCHASE AGREEMENT

among

Sunset Financial Resources, Inc.

Sunset Financial Statutory Trust I

and

Taberna Preferred Funding I, Ltd.

Dated as of February 24, 2005

PURCHASE AGREEMENT

($20,000,000 Trust Preferred Securities)

THIS PURCHASE AGREEMENT, dated as of February 24, 2005 (this “Purchase Agreement”), is entered into among Sunset Financial Resources, Inc., a Maryland corporation (the “Company”), Sunset Financial Statutory Trust I, a Delaware statutory trust (the “Trust”, and together with the Company, the “Sellers”), and Taberna Preferred Funding I, Ltd. or its assignee. (the “Purchaser”).

WITNESSETH:

WHEREAS, the Sellers propose to issue and sell 20,000 Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security (the “Preferred Securities”);

WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”), and will be used by the Trust to purchase Twenty Million Six Hundred Nineteen Thousand Dollars ($20,619,000) in principal amount of the junior subordinated notes of the Company (the “Junior Subordinated Notes”);

WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the “Property Trustee”), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the “Delaware Trustee”), the Administrative Trustees named therein (in such capacities, the “Administrative Trustees”) and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “Indenture”), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the “Securities.” This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.

2. Purchase and Sale of the Preferred Securities.

(a) The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers the Preferred Securities for an amount (the “Purchase Price”) equal to Twenty Million Dollars ($20,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

(b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. Eastern Standard time (11:00 A.M. New York time), on March 15, 2005, (such date and time of delivery and payment for the Preferred Securities being herein called the “Closing Date”). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

(c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser not later than 2:00 P.M., Eastern Standard time, on the business day prior to the Closing Date. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of Bracewell & Patterson, L.L.P., 111 Congress Avenue, Suite 2300, Austin, Texas 78701, or such other place as the parties hereto shall agree.

3. Conditions. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

(b) The Purchaser shall have sold securities issued by it in such an amount that the net proceeds therefrom shall be available on the Closing Date and shall be sufficient to purchase the Preferred Securities and all other preferred securities contemplated in agreements similar to this Agreement.

(c) Locke, Liddell & Sapp LLP counsel for the Company and the Trust (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I hereto and the Company shall have furnished to the Purchaser the opinion of the Company’s General Counsel or a certificate signed by the Company’s Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Chief Investment Officer, Senior Vice President, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and the Trust and by government officials (provided, however, that copies of any such certificates or documents are delivered to the Purchaser) and by and upon such other documents as such counsel may, in their reasonable

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opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(d) The Purchaser shall have been furnished the opinion of Bracewell & Patterson, L.L.P., special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser, the Company, the Trust and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex B hereto.

(e) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

(f) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex D hereto.

(g) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

(h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President, an Executive Vice President, Chief Investment Officer, Chief Marketing Officer or a Senior vice President and (without duplication) Chief Financial Officer, Chief Investment Officer, Chief Marketing Officer, Senior Vice President, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) and (ii) below and, in the case of the Trust, as to (i) below.

(i) the representations and warranties in this Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and the Trust have complied with all the agreements and satisfied all the conditions on either of their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since September 30, 2004 (the date of the latest Financial Statements), there has been no material adverse change in the condition (financial or

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other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(i) Subsequent to the execution of this Purchase Agreement, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not occurring in the ordinary course of business, the effect of which is, in the Purchaser’s judgment, so material and adverse as to make it impractical or inadvisable to proceed with the purchase of the Preferred Securities.

(j) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Purchase Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Purchase Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Purchase Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company and the Trust in writing or by telephone or facsimile confirmed in writing.

Each certificate signed by any trustee of the Trust or any officer of the Company and delivered to the Purchaser or the Purchaser’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

(a) Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the “Securities Act”).

(b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

(c) The Securities (i) are not and have not been listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the

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“Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(d) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act.

(f) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the Preferred Securities Commission and/or the sales commission in the amount of $600,000, the Company has agreed to pay to Cohen Bros. & Company pursuant to the letter agreement between the Company and Cohen Bros. & Company.

(g) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(h) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

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(i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(j) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”).

(k) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(l) This Purchase Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(m) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company’s subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note,

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lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a “Material Adverse Effect”) or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

(n) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(o) The Company has no subsidiaries that are material to its business, financial condition or earnings.

(p) Each of the Trust, the Company and each of the Company’s subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(q) All of the issued and outstanding shares of capital stock of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly

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or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(s) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company or the Trust after due inquiry, threatened against or affecting the Trust or the Company or any of the Company’s subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(t) The accountants of the Company who certified the Financial Statements (as defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(u) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2003 (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended September 30, 2004 (the “Interim Financial Statements”) provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted therein).

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(v) None of the Trust, the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and to the Company’s knowledge, there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its subsidiaries that is reasonably expected to give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Trust, the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

(w) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than regular quarterly dividends on the Company’s common stock.

(x) The documents of the Company filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, at the time they were or hereafter are filed by the Company with the Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as are filed as exhibits to the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Company or any of its subsidiaries is a party. To its knowledge, the Company is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

(y) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(z) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

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(aa) Each of the Trust, the Company and each subsidiary of the Company has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Company or any subsidiary of the Company holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company or any subsidiary of the Company has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Trust, the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(bb) Commencing with its taxable year ended December 31, 2004, the Company has been, and upon the completion of the transactions contemplated hereby, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Company expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005 and succeeding taxable years.

(cc) The Company has timely and duly filed all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects. The Company has timely and duly paid in full all material Taxes required to be paid (whether or not such amounts are shown as due on any Tax Return except for Taxes being contested in good faith). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and to the Company’s knowledge, no such audits or assessments are threatened in writing. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(dd) The Trust is not subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes is deductible by the Company, in whole or in part, for United States federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. To the Company’s knowledge, there are no rulemaking or similar

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proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ee) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or the Company’s businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company. Within the past twelve months, the Company has not been denied any insurance coverage which it has sought or for which it has applied.

(gg) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment on behalf of the Company to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds of the Company; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment on behalf of the Company.

(hh) The information provided in writing by the Company and the Trust pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material

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fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ii) Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) the Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other owners of any of the Properties at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, (iii) neither the Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Company or any of its subsidiaries, or their respective assets or arising out of the conduct of the Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity, (vi) none of the Company, any of its subsidiaries or agents or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Company or any of its subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

As used herein, “Hazardous Material” shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050,

13

the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an “Environmental Law” and collectively, the “Environmental Laws”) or by any Governmental Entity.

(jj) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, and periodically identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

(a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(b) The Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Neither the Purchaser, nor any of the Purchaser’s affiliates, nor any person acting on the Purchaser’s or the Purchaser’s Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

(d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request

14

additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

(e) The Purchaser is a company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

(f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

(g) The Purchaser is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with the Purchaser as follows:

(a) During the period from the date of this Agreement to the Closing Date, the Company and the Trust shall use their commercially reasonable efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Purchase Agreement, as if made on and as of the Closing Date.

(b) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Purchaser of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

(d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities.

(e) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or

15

sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

(f) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

(g) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(h) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Cohen Bros. & Company (at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19013, or such other address as designated by Cohen Bros. & Company) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Cohen Bros.), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(i) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

(j) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Purchaser’s prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities.

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(k) The Company will use its commercially reasonable efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years.

(l) The Company shall not identify the Purchaser or Cohen Bros. & Company in a press release or any other public statement without the consent of Purchaser or Cohen Bros. & Company, as applicable.

7. Payment of Expenses. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees and disbursements shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; and (vi) $25,000 for the fees and expenses of Bracewell & Patterson, L.L.P., special counsel retained by the Purchaser.

If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser’s counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

8. Indemnification. (a) The Sellers agree, jointly and severally, to indemnify and hold harmless the Purchaser, Cohen Bros. & Merrill Lynch & Co. (collectively, the “Indemnified Parties”) and the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state

17

statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the execution and delivery by Sellers, and the consummation thereby of the transactions contemplated by, this Purchase Agreement or any other Operative Document; provided, however, no Indemnified Party shall be indemnified for any loss, claim, damage, liability or action arising out of or based upon the negligence or willfull misconduct of such Indemnified Party. Sellers agree, jointly and severally, to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage or liability or action arising out of or being connected with the execution and delivery by the Sellers, and the consummation by the Sellers of the transactions contemplated by, this Purchase Agreement or the other Operative Documents. This indemnity agreement will be in addition to any liability that any of the Sellers may otherwise have.

(b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

(c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Termination; Representations and Indemnities to Survive. This Purchase Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company and the Trust prior to delivery of and payment for the Preferred Securities, if prior to such time (i) a downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, or such organization shall have publicly announced that it has under surveillance

18

or review, with possible negative implications, its rating of the Company’s debt securities or preferred stock, (ii) the Trust shall be unable to sell and deliver to the Purchaser at least $20,000,000 stated liquidation value of Preferred Securities, (iii) a suspension or material limitation in trading in securities generally shall have occurred on the New York Stock Exchange, (iv) a suspension or material limitation in trading in any of the Company’s securities shall have occurred on the exchange or quotation system upon which the Company’ securities are traded, if any, or (v) there shall have occurred any outbreak or escalation of hostilities, or declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the Purchaser’s reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Preferred Securities. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

10. Amendments. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices.

(a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

Sunset Financial Statutory Trust I

c/o Sunset Financial Resources, Inc.

10245 Centurion Parkway; Suite 305

Jacksonville, Florida 32256

Facsimile: (904)425-4755

Attention: Michael Pannell

in the case of notices to the Sponsor, to it at:

Sunset Financial Resources, Inc.

10245 Centurion Parkway; Suite 305

Jacksonville, Florida 32256

Facsimile: (904) 425-4755

Attention: Michael Pannell

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and in the case of notices to the Purchaser, to it at:

Taberna Preferred Funding I, Ltd.

c/o Cohen Bros. & Company

1818 Market Street

Philadelphia, Pennsylvania 19103

Facsimile: (215) 861-7898

Attention: Asset Backed Securities

with a copy to:

Bracewell & Patterson, L.L.P.

111 Congress Avenue, Suite 2300

Austin, TX 78701-4043

Facsimile: (512) 472-9123

Attention: David B. Jones

(b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch.

(c) Any communication not by facsimile shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

12. Successors and Assigns. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser’s prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company’s or the Trust’s consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

13. Applicable Law. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF

20

MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

15. Counterparts and Facsimile. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

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IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Michael Pannell
	Name:	Michael Pannell
	Title:	Chief Financial Officer

SUNSET FINANCIAL STATUTORY TRUST I

By:	Sunset Financial Resources, Inc., as Depositor

By:	/s/ Michael Pannell
	Name:	Michael Pannell
	Title:	Chief Financial Officer

TABERNA PREFERRED FUNDING I, LTD.

By:	/s/ J. Paul Forrester
	Name:	J. Paul Forrester
	Title:	Attorney-in-Fact

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SCHEDULE I

List of Significant Subsidiaries

None.

23

ANNEX A-I

Pursuant to Section 3(c)(i) of the Purchase Agreement, Locke Liddell & Sapp LLP counsel for the Company, shall deliver an opinion to the effect that:

(i) the Company is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized; the Company has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects; the Company has corporate power and authority to (i) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and (iii) issue and perform its obligations under the Notes;

(ii) neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase by the Trust of the Junior Subordinated Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust nor the consummation of the transactions contemplated thereby will constitute a breach or violation of the Trust Agreement or the charter or by-laws of the Company;

(iii) the Trust Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by the Administrative Trustees;

(iv) the Indenture has been duly authorized, executed and delivered by the Company and, assuming it has been duly authorized, executed and delivered by the Indenture Trustee, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(v) the Junior Subordinated Notes have been duly authorized and executed by the Company and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(vi) the Trust is not, and, following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Trust will not be, an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act;

A-I-1

(vii) assuming the truth and accuracy of the representations and warranties of the Purchaser in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Common Securities, the Preferred Securities and the Junior Subordinated Notes to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Purchase Agreement and the Trust Agreement, or to require qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

(viii) the Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Trust and constitutes a legal, valid and binding obligation of the Company and the Trust enforceable against the Company and the Trust in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity;

(ix) neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”) has directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Notes, the Preferred Securities or the Common Securities being issued pursuant to this transaction under the Securities Act, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities, or engaged, nor will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Securities;

(x) neither the Company nor the Trust, is in breach or violation of, or default under, with or without notice or lapse of time or both, its articles of incorporation or charter, by-laws or other governing documents (including without limitation, the Trust Agreement); the execution, delivery and performance of the Operative Documents and the consummation of the transactions contemplated by the Purchase Agreement and the Operative Documents do not and will not (A) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Significant Subsidiaries, or (B) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of (x) the articles of incorporation or charter, by-laws or other governing documents of the Company, or (y) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or (z) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or any of its properties which, in the case of each of (A) or (B) above, is material to the Company on a consolidated basis;

(xi) except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any

A-I-2

court, governmental body or authority) is required under the laws of the State of New York in connection with the transactions contemplated by the Operative Documents in connection with the offer and sale of the Common Securities as contemplated by the Operative Documents;

(xii) (A) no action, suit or proceeding at law or in equity is pending or to our knowledge, threatened to which the Company or the Trust is or may be a party, and (B) no action, suit or proceeding is pending or to our knowledge, threatened against or affecting the Company, the Trust or the Significant Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Operative Documents or the issuance and sale of the Common Securities, or the Preferred Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Company and the Trust on a consolidated basis; and

(xiii) Beginning with the Company’s initial taxable year ended 2004, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company’s actual method of operation has enabled, and its proposed method of operation will enable (as represented in the attached Officer’s Certificate), the Company to satisfy the requirements for qualification and taxation as a REIT.

A-I-3

SUNSET FINANCIAL RESOURCES, INC.

OFFICER’S CERTIFICATE

The undersigned officer of Sunset Financial Resources, Inc., (the “Company”) hereby certifies, on behalf of the Company, that, after due inquiry, he/she has made the representations set forth below and hereby reaffirms as of the date hereof the accuracy of such representations on which                              (“Counsel”) is relying in rendering its opinion with respect to the qualification of the Company as a “real estate investment trust” under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The undersigned acknowledges that the Company has engaged in and engages in transactions which Counsel has not reviewed and of which Counsel may be unaware. The representations and covenants contained in this Officer’s Certificate are true, correct and complete giving due regard to all such transactions.

1. The Company, and each subsidiary of the Company, has at all times been and will continue to be operated in accordance with (i) its respective organizational documents and (ii) the laws of the jurisdiction under which it is organized.

2. The Company has at all times been and will continue to be managed by one or more directors or trustees, as applicable (the “Board”).

3. The Company has adopted                      as its taxable year-end for federal income tax purposes.

4. The Company has made a timely election, pursuant to Section 856(c)(1) of the Code, to be taxed as a real estate investment trust (“REIT”) commencing with its                      taxable year. Such election has never been revoked or terminated. No event, transaction or other matter has occurred prior to the date hereof that would adversely affect such election.

5. As of the date hereof, the Company had no current or accumulated “earnings and profits” for federal income tax purposes.

6. At no time during any taxable year after                      has or will more than fifty percent (50%) in value of the Company’s outstanding shares be owned, directly or indirectly, by five or fewer individuals as determined by applying Sections 542(a)(2), 544 and 856(h) of the Code.

7. At all times after the Company’s                      taxable year and for each taxable year thereafter, the beneficial ownership of the Company’s outstanding shares has been and will continue to be held by 100 or more persons.

8. The beneficial ownership of the Company has at all times been and will continue to be evidenced by transferable shares. The Company has not and will not impose, and is not aware of any transfer restrictions on the Company’s shares of beneficial interest, other than those restrictions contained in the Company’s charter documents which are intended to enable the

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Company to comply with certain REIT qualification requirements as set forth in Section 856(a)(5) and (a)(6) of the Code.

9. For the Company’s                      taxable year and for each of the Company’s taxable years thereafter, at least seventy-five percent (75%) of the gross income derived by the Company has consisted of and will continue to consist of (i) amounts derived from rental of the real properties owned by it or similar real properties acquired in the future, including rents attributable to personal property as described in paragraph 12 below, and including charges for services usually or customarily rendered in connection with the rental of real property space for occupancy only, whether or not such charges are separately stated, as described in paragraph 11 below (exclusive of any exception stated therein), (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gain realized from the sale or other disposition of real property which is not described in Section 1221(a)(1) of the Code, and (iv) amounts described in Sections 856(c)(3)(D) through 856(c)(3)(I) of the Code.

10. For the Company’s                      taxable year and for each of the Company’s taxable years thereafter, at least ninety-five percent (95%) of the gross income derived by the Company has consisted of and will continue to consist of (i) the items of income described in paragraph 9 above (other than those described in Section 856(c)(3)(I) of the Code), (ii) gain realized from the sale or other disposition of stock or securities which are not property described in Section 1221(a)(1) of the Code and (iii) interest and dividends, including interest and dividends from the Company’s Subsidiaries.

11. All services directly or indirectly provided by the Company to the tenants of any properties will either (i) consist of services usually and customarily rendered in connection with the rental of rooms or other space for occupancy only, or (ii) be provided by a person which is either a taxable REIT subsidiary with respect to the Company within the meaning of Section 856(1) (a “TRS”) or an “independent contractor” with respect to the Company (within the meaning of Section 856(d)(3)). To the extent that any independent contractor provides services to tenants of any property, other than services which are usual and customary in the relevant geographic market: (i) the cost of such services will be borne by the independent contractor, (ii) a separate charge will be made for the services, (iii) the amount of the separate charge will be received and retained by the independent contractor, (iv) the independent contractor will be adequately compensated for such services and (v) the Company will derive no income from the independent contractor, including, without limitation, any income in the form of (a) dividends, (b) interest, (c) rents, (d) fees, (e) commissions or (f) income from an equity interest in, or as a partner or joint venturer with, such independent contractor. If the Company provides services other than in accordance with this paragraph 11, (i) income received or accrued directly or indirectly (within the meaning of Section 856(d)(7)) by the Company from such services shall be treated as qualifying income solely for purposes of the representations in paragraphs 9 and 10 above where the income so received or accrued by the Company from such services with respect to a property does not exceed one percent (1%) of the gross income received or accrued by the Company with respect to such property, and (ii) income received or accrued directly or indirectly by the Company from a property with respect to which such services are provided shall be treated as non-qualifying income solely for the purposes of the representations made in paragraphs 9 and 10 above where the income received or accrued by the Company from such

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services with respect to a property exceeds one percent (1%) of the gross income received or accrued by the Company with respect to such property. The amount of income treated as received or accrued by the Company for any services provided by the Company other than in accordance with this paragraph 11 shall not be less than one hundred fifty percent (150%) of the direct cost of the Company in rendering such services.

12. Any income received or accrued by the Company that is attributable to personal property shall be treated as Qualifying Personal Property Rent for purposes of paragraphs 9 and 10 if the average of the fair market values of personal property at the beginning and at the end of such taxable year, leased in connection with each lease of real property by the Company does not exceed fifteen percent (15%) of the combined average fair market values of the real property and the personal property together leased in connection with such real property, and any income received or accrued by the Company that is attributable to personal property shall be treated as non-qualifying gross income for purposes of paragraphs 9 and 10 if the average fair market value of personal property which is leased in connection with each lease of real property by the Company exceeds fifteen percent (15%) of the combined average fair market values of the real property and the personal property together leased in connection with such real property. In determining the fair market value of real and personal property for purposes of this paragraph, the Company may test all of the units of a property in the aggregate, but will not combine furnished units on the one hand with unfurnished units on the other.

13. For the Company’s                      taxable year and for each of the Company’s taxable years thereafter, the Company (including for this purpose any subtier partnership or limited liability company in which the Company directly or indirectly holds an interest and any QRS) has not and will not receive or accrue, directly or indirectly, any rent or interest with respect to real or personal property, where the determination of the amount of rent or interest depends in whole or in part on the income or profits derived by any person from the property, except where rent or interest is based on a fixed percentage or percentages of receipts or sales within the meaning of Section 856(d)(2)(A) or 856(f)(1)(A) of the Code, and except that the Company may receive or accrue a de minimis amount of such rent or interest which does not materially adversely affect its ability to satisfy the standards relating to 75% and 95%, respectively, of the gross income derived by the Company, as set forth in Paragraphs 9 and 10, respectively, of this Officer’s Certificate.

14. For taxable years beginning on or after January 1, 2001 and for each of the Company’s taxable years thereafter, the Company (including for this purpose any subtier partnership or limited liability company in which the Company directly or indirectly holds an interest and any QRS) has not and will not receive or accrue, directly or indirectly, rent or any other consideration under a lease from any person in which the Company owns (A) in the case of a corporation, ten percent (10%) or more of the total combined voting power of all classes of stock entitled to vote, or ten percent (10%) or more of the total value of shares of all classes of stock, unless (x) such corporation is a TRS, (y) at least ninety percent (90%) of the leased space of such property is rented to persons other than TRSs of the Company and other than persons described in this clause (b) and (z) the amounts paid to the Company by such TRS as rents from real property with respect to such property are substantially comparable to such rents made by the other tenants of the Company’s property for comparable space or (B) in the case of an entity

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other than a corporation, a direct or indirect interest of ten percent (10%) or more in the assets or net profits of such entity, unless (x) such entity is a TRS (within the meaning of Section 856(l) of the Code, (y) at least ninety percent (90%) of the leased space of such property is rented to persons other than TRSs of the Company and other than persons described in this clause (b) and (z) the amounts paid to the Company by such TRS as rents from real property with respect to such property are substantially comparable to such rents paid by the other tenants of the Company’s property for comparable space, except that the Company may receive or accrue a de minimis amount of such rent which does not materially adversely affect its ability to satisfy the standards relating to 75% and 95%, respectively, of the gross income derived by the Company, as set forth in Paragraphs 9 and 10, respectively, of this Officer’s Certificate. For purposes of this paragraph, ownership will be determined by taking into account the attribution rules of Section 318 of the Code (as modified by Section 856(d)(5) of the Code).

15. At the close of each calendar quarter of                      and of each calendar quarter of each of the Company’s taxable years thereafter, at least seventy-five percent (75%) of the total value of the assets of the Company has consisted of and will continue to consist of real estate assets within the meaning of Sections 856(c)(4) and 856(c)(5)(B) of the Code, cash and cash items (including receivables which arise in the ordinary course of operations, but not including receivables purchased from another person), and Government securities.

16. (a) At the end of each calendar quarter of                      and of each calendar quarter of each of the Company’s taxable years thereafter, the Company has not and will not beneficially own securities in any one issuer (excluding any securities qualifying as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and, beginning January 1, 2001, each corporation qualifying as a TRS), having an aggregate value in excess of five percent (5%) of the total assets of the Company as determined in accordance with Treasury Regulation section 1.856-2(d).

(b) At the end of each calendar quarter of 2001 and of each calendar quarter thereafter, the aggregate value of securities held by the Company in any one or more TRSs, will not exceed twenty percent (20%) of the total assets of the Company. The Company has made a valid election under Section 856(l)(1) to treat as a TRS of the Company each corporation (other than a QRS or another REIT) of which the Company owns in excess of ten percent (10%) of the outstanding voting securities or ten percent (10%) of the total value of the outstanding securities of such corporation, and the Company shall not consent to the revocation of any such election with respect to any such TRS. The Company has taken or caused to be taken such acts or actions as may be necessary to ensure that the aggregate value of all TRS securities held by the Company (including the value of any loans made by the Company to any TRS or any of its direct or indirect subsidiaries) will not exceed twenty percent (20%) of the value of the total assets of the Company. The Board will make a determination regarding the minimum fair value of the total assets of the Company as determined in good faith by the Board as contemplated by Section 856(c)(5)(A) of the Code.

17. For taxable years beginning on or after January 1, 2001, the Company will not beneficially own securities in any issuer (other than securities in any QRS, a TRS, any entity classified as a REIT under Section 856 of the Code or equity securities in any entity classified as

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a partnership under Section 7701(a)(2) of the Code representing in excess of either (x) ten percent (10%) of the outstanding voting securities of such issuer (except for voting securities attributable to the temporary investment of “new capital” within the meaning of section 856(c)(5) of the Code (generally amounts received by the Company in exchange for the Company’s stock or in a public offering of the Company’s debt obligations which have maturities of a least five (5) years), but only for the one-year period beginning on the date that the Company receives such new capital), or (y) ten percent (10%) of the total value of the outstanding securities of such issuer (except for securities attributable to the temporary investment of “new capital” within the meaning of section 856(c)(5) of the Code (generally amounts received by the Company in exchange for the Company’s stock or in a public offering of the Company’s debt obligations which have maturities of a least five (5) years), but only for the one-year period beginning on the date that the Company receives such new capital). Notwithstanding any other provision of this Certificate, for taxable years beginning after December 31, 2000, the term “securities” shall, for all purposes of this Officer’s Certificate (including, without limitation, the representations set forth in this paragraph) include any debt securities (other than debt securities that constitute “real estate assets” for purposes of Section 856(c)(4)(A) of the Code) issued to the Company by any entity other than a QRS or TRS unless: (1) such debt constitutes “straight debt” within the meaning of Section 856(c)(7); and (2) either (a) the issuer is an individual, (b) such securities represent the only securities issued to the Company by such entity, or (c) such entity is taxed as a partnership and the Company owns a twenty percent (20%) or greater interest in the profits of such entity. The Company has performed due diligence and undertaken all necessary restructuring, and will perform due diligence and undertake all necessary restructuring within thirty (30) days of the end of each calendar quarter, to ensure its compliance with the representations contained in this paragraph.

18. The Company’s sole assets have consisted of and will continue to consist of (i) its interest [in its Subsidiaries – list Subsidiaries], (ii) one hundred percent (100%) of the stock of one or more QRSs, (iii) “real estate assets” (within the meaning of Section 856(c)(5)(B) of the Code) and (iv) one or more bank accounts or similar cash instruments which the Company may hold from time to time, which have had or will have a de minimis value in comparison to the Company’s other assets and have generated or will generate no more than a de minimis amount of income.

19. From and after the formation of any QRS, the Company has and will at all times hold one hundred percent (100%) of the stock of such QRS, until (i) the sale or other disposition by the Company of one hundred percent (100%) of the stock of such QRS, (ii) an election is made to treat such QRS as a TRS of the Company, or (iii) such stock otherwise qualifies as a “real estate asset” within the meaning of Section 856(c)(6)(B) of the Code.

20. For the period beginning with the Company’s                      taxable year and for each of the Company’s taxable years thereafter, the Company has complied and will continue to comply with the record-keeping requirements prescribed by Section 857(f) of the Code and by Treasury Regulation Section 1.857-8.

21. The Company has distributed to its shareholders with respect to taxable years beginning on or after January 1, 2001, amounts equal in the aggregate to at least ninety percent

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(90%) of its “real estate investment trust taxable income” (determined without regard to the deduction for dividends paid and by excluding any net capital gain), plus at least ninety percent (90%) of the excess of any “net income from foreclosure property” over the tax imposed by the Code on such net income, if any, as such terms are defined in Sections 857(b)(2) and 857(b)(4)(B) of the Code, respectively, during the taxable year involved or during the periods thereafter as permitted by Sections 857(b)(8), 858 and 860 of the Code. All distributions by the Company, at all times, have been and will be pro rata among the shares of outstanding the Company’s stock within a particular class at the time of the distribution, with no preference given to (i) any shares of stock as compared with any other shares within the same class or (ii) any class of stock as compared to any other class that should have preference or equal treatment with respect to it.

22. Each distribution made by the Company has qualified, and each distribution to be made by the Company will continue to qualify, for the deduction for dividends paid under Section 561 of the Code, and, without limiting the foregoing, the Company shall not make any distribution that constitutes a preferential dividend as described in Section 562(c) of the Code.

23. The Company (or a subtier partnership or limited liability company in which the Company and one or more QRS’s (directly or indirectly) hold interests) has and will at all times beneficially hold the real properties owned by the Company and all other assets for investment purposes and not as (i) stock in trade or other property of a kind which would properly be includible in inventory if on hand at the close of the taxable year or (ii) property held primarily for sale to customers in the ordinary course of the trade or business of the Company.

24. The Company (including for this purpose any QRS) has not and will not at any time own a “residual interest” (within the meaning of Section 860G(a)(2) of the Code) in a REMIC (within the meaning of Section 860D(a) of the Code).

25. Title to each of the real properties beneficially owned by the Company is and at all times has been held and will be held either directly by the Company (or a subtier partnership or limited liability company in which the Company and one or more QRS’s hold interests) or indirectly by such a partnership or limited liability company through either a nominee title-holding company or a land trust (a “Nominee”).

26. With respect to properties for which title is held by a Nominee, (i) such nominee arrangement is set forth in a written agreement pursuant to which (a) the Nominee holds title to the property exclusively for the use and benefit of the Company (or a subtier partnership or limited liability company in which the Company and one or more QRS’s hold interests) as principal, (b) the Nominee agrees to convey title to such property at the direction of the principal and (c) the Nominee is adequately compensated for its services and (ii) none of the Company or [any of its Subsidiaries – list Subsidiaries] directly or indirectly owns any stock or other interest in such Nominee.

27. None of the Company or any QRS has held or will hold a partnership interest directly (or through one or more subtier partnerships or limited liability companies) in any partnership unless such partnership (A) (i) at all times is treated for federal income tax purposes

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as a partnership and not as an association taxable as a corporation and (ii) has not elected and will not elect to be classified as an association taxable as a corporation for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3 (herein a “qualified partnership”), or (B) with respect to each of the Company’s taxable years beginning after December 31, 2000, such partnership is treated at all times as a TRS of the Company.

28. None of the Company or any QRS has held or will hold a membership interest directly (or through one or more subtier partnerships or limited liability companies) in any limited liability company unless such limited liability company (A) (i) at all times is treated for federal income tax purposes as a partnership (or a QRS) and not as an association taxable as a corporation and (ii) has not elected and will not elect to be classified as an association taxable as a corporation for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3 (herein a “qualified limited liability company”), or (B) with respect to each of the Company’s taxable years beginning after December 31, 2000, such limited liability company is treated at all times as a TRS of the Company.

29. Except in the case of any qualified partnerships or any qualified limited liability companies, neither the Company nor any QRS has held or will hold directly (or through one or more subtier partnerships) an interest in any person, entity, investment or arrangement other than in or through a general partnership that satisfies the immediately following sentence. Any general partnership in which the Company or any QRS has held or holds directly (or through one or more subtier partnerships or limited liability companies) a partnership interest (i) will be subject to and comply in all respects with the statute of a State of the United States corresponding to the Uniform Partnership Act and (ii) has not elected and will not elect to be classified as an association taxable as a corporation for federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3.

30. Notwithstanding that the Company and [list Subsidiaries] may have certain officers and directors in common, any person who is an officer and/or director of more than one of the Company and [list Subsidiaries] has at all times satisfied and will continue to satisfy the fiduciary duty that such person owes to any of such entities while serving in his or her capacity as an officer and/or director of such entity.

31. With respect to each of the Company’s taxable years beginning after December 31, 2000, all payments in the nature of rents, interest, deductions or any other payments made or allocated between the Company and any TRS of the Company have been and will continue to be made or allocated on an arm’s length basis and in such a manner so as to not cause such payments to be treated as “redetermined rents,” “redetermined deductions” or “excess interest,” as such terms are defined in Section 857(b)(7) of the Code.

32. In addition to those requirements set forth in this Officer’s Certificate relating to the qualification of the Company as a REIT under the Code, the Company has at all times complied with and will continue to comply with all other requirements under the Code (including, without limitation, Sections 856-860 of the Code) in order to maintain the Company’s qualification as a real estate investment trust under the Code.

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33. Representations herein as to the properties of the Company will also be true with respect to all properties acquired by the Company after the date hereof. To the extent not expressly stated, the foregoing representations in this Certificate also apply to the facts, operations, transactions and other things involving the Company prior to the date hereof.

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IN WITNESS WHEREOF, I have, on behalf of Sunset Financial Resources, Inc., signed this Officer’s Certificate as of the date first written above.

Sunset Financial Resources, Inc.

By:

Name:

Title:

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ANNEX A-II

Pursuant to Section 3(c)(ii) of the Purchase Agreement, General Counsel for the Company shall deliver an opinion, or the Company shall provide an Officers’ Certificate, to the effect that:

(i) the issuance of the Preferred Securities and the Common Securities is not subject to any contractual preemptive rights known to such [counsel/officer];

(ii) no consent, approval, authorization or order of any court or Governmental Entity is required for the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, the purchase by the Trust of the Junior Subordinated Notes, the execution and delivery of and compliance with the Operative Documents by the Company or the Trust or the consummation of the transactions contemplated in the Operative Documents, except such approvals (specified in such [opinion/certificate]) as have been obtained;

(iii) to the knowledge of such [counsel/officer], there is no action, suit or proceeding before or by any government, governmental instrumentality, arbitrator or court, domestic or foreign, now pending or threatened against or affecting the Trust or the Company that could adversely affect the consummation of the transactions contemplated by the Operative Documents or could have a Material Adverse Effect.

(iv) The execution, delivery and performance of the Operative Documents, as applicable, by the Company and the Trust and the consummation by the Company and the Trust of the transactions contemplated by the Operative Documents, as applicable, (i) will not result in any violation of the charter or bylaws of the Company, the charter or bylaws of the Company’s subsidiaries, the Trust Agreement or the Certificate of Trust of the Trust, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company under, (a) any agreement, indenture, mortgage or instrument that the Company is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any of its assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a material adverse effect on the assets, properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as whole.

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ANNEX B

Pursuant to Section 3(d) of the Purchase Agreement, Bracewell & Patterson, L.L.P., special tax counsel for the Purchaser, shall deliver an opinion to the effect that:

(i) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or a publicly traded partnership taxable as a corporation; and

(ii) for United States federal income tax purposes, the Junior Subordinated Notes will constitute indebtedness of the Company.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the federal laws of the United States and (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

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ANNEX C

Pursuant to Section 3(e) of the Purchase Agreement, Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

(i) the Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority (A) to own property and conduct its business, all as described in the Trust Agreement, (B) to execute and deliver, and to perform its obligations under, each of the Purchase Agreement, the Common Securities Subscription Agreement, the Junior Subordinated Note Purchase Agreement and the Preferred Securities and the Common Securities and (C) to purchase and hold the Junior Subordinated Notes;

(iii) under the Delaware Statutory Trust Act, the certificate attached to the Trust Agreement as Exhibit C is an appropriate form of certificate to evidence ownership of the Preferred Securities; the Preferred Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment of the consideration as set forth in the Purchase Agreement, the Preferred Securities will be validly issued and (subject to the qualifications set forth in this paragraph) fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and such counsel may note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (B) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;

(iv) the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Trust Agreement and the Common Securities Subscription Agreement, will be validly issued and fully paid and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement;

(v) under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to preemptive or other similar rights;

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(vi) under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust;

(vii) the Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(viii) the issuance and sale by the Trust of the Preferred Securities and the Common Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder do not violate (i) any of the provisions of the Certificate of Trust or the Amended and Restated Trust Agreement or (ii) any applicable Delaware law, rule or regulation;

(ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware Governmental Entity or Delaware agency is necessary or required solely in connection with the issuance and sale by the Trust of the Common Securities or the Preferred Securities, the purchase by the Trust of the Junior Subordinated Notes, the execution, delivery and performance by the Trust of the Purchase Agreement, the Common Securities Subscription Agreement and the Junior Subordinated Note Purchase Agreement, the consummation by the Trust of the transactions contemplated by the Purchase Agreement and compliance by the Trust with its obligations thereunder; and

(x) the holders of the Preferred Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust and the Trust will not be liable for any income tax imposed by the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions as to enforceability and other matters.

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ANNEX D

Pursuant to Section 3(f) of the Purchase Agreement, Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, shall deliver an opinion to the effect that:

(i) JPMorgan Chase Bank, National Association (the “Bank”) is a national banking association with trust powers, duly and validly existing under the laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under the Indenture and to authenticate and deliver the Securities, and is duly eligible and qualified to act as Trustee under the Indenture pursuant to Section 6.1 thereof and as Property Trustee under the Trust Agreement pursuant to Section 8.2 thereof;

(ii) Each Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank, enforceable against it in accordance with its terms except (A) as may be limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (B) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii) Neither the execution or delivery by the Bank of the Agreements, the authentication and delivery of the Securities by the Trustee pursuant to the terms of the Agreements, respectively, nor the performance by the Bank of its obligations under the Agreements (A) requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing the banking or trust powers of the Bank or (B) violates or conflicts with the Articles of Association or By-laws of the Bank or any law or regulation of the State of New York or the United States of America governing the banking or trust powers of the Bank;

(iv) the Securities have been authenticated and delivered by a duly authorized officer of the Bank.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of New York and the laws of the United States of America, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of JPMorgan Chase Bank, National Association, the Company and public officials, and (C) make customary assumptions and exceptions as to enforceability and other matters.

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ANNEX E

Pursuant to Section 3(g) of the Purchase Agreement, Richards, Layton & Finger, P.A., counsel for the Delaware Trustee, shall deliver an opinion to the effect that:

(i) Chase Bank USA, National Association is duly formed and validly existing as a national banking association under the federal laws of the United States of America with trust powers and with its principal place of business in the State of Delaware;

(ii) Chase Bank USA, National Association has the corporate power and authority to execute, deliver and perform its obligations under, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Trust Agreement and to consummate the transactions contemplated thereby;

(iii) The Trust Agreement has been duly authorized, executed and delivered by Chase Bank USA, National Association and constitutes a legal, valid and binding obligation of Chase Bank USA, National Association, and is enforceable against Chase Bank USA, National Association, in accordance with its terms subject as to enforcement, to the effect upon the Trust Agreement of (i) applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance or transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution;

(iv) The execution, delivery and performance by Chase Bank USA, National Association of the Trust Agreement do not conflict with or result in a violation of (A) articles of association or by-laws of Chase Bank USA, National Association or (B) any law or regulation of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which Chase Bank USA, National Association is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Chase Bank USA, National Association; and

(v) No approval, authorization or other action by, or filing with, any Governmental Entity of the State of Delaware or the United States of America governing the trust powers of Chase Bank USA, National Association is required in connection with the execution and delivery by Chase Bank USA, National Association of the Trust Agreement or the performance by Chase Bank USA,

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National Association of its obligations thereunder, except for the filing of the Certificate of Trust with the Secretary of State of the State of Delaware, which Certificate of Trust has been filed with the Secretary of State of the State of Delaware.

In rendering such opinions, such counsel may (A) state that its opinion is limited to the laws of the State of Delaware and the federal laws of the United States governing the trust powers of Chase Bank USA, National Association, (B) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials and (C) take customary assumptions and exceptions.

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ANNEX F

Officer’s Financial Certificate

The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/ Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies, pursuant to Section 6(h) of the Purchase Agreement, dated as of February 24, 2005, among Sunset Financial Resources, Inc. (the “Company”), Sunset Financial Statutory Trust I (the “Trust”) and Taberna Preferred Funding I, Ltd., that, as of [date], [20    ], the Company, if applicable, and its Subsidiary had the following ratios and balances:

As of [Quarterly/Annual Financial Date], 20

Senior secured indebtedness for borrowed money (“Debt”)	$	_____

Senior unsecured Debt	$	_____

Subordinated Debt	$	_____

Total Debt	$	_____

Ratio of (x) senior secured and unsecured Debt to (y) total Debt		_____	%

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended [date], 20     and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries and all required Statutory Financial Statements (as defined in the Purchase Agreement) for the year ended [date], 20    ] for the fiscal quarter ended [date], 20    .]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [         quarter interim] [annual] period ended [date], 20    , and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Financial Certificate to be duly executed as of the date first written above.

Sunset Financial Resources, Inc.

By:

Name:

Title:

Sunset Financial Resources, Inc.
10245 Centurion Parkway; Suite 305
Jacksonville, Florida 32256

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